UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2013

Pendrell Corporation

(Exact name of registrant as specified in its charter)

WASHINGTON	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Carillon Point

Kirkland, Washington 98033

(Address of principal executive offices) (Zip code)

(425) 278-7100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pendrell Corporation(the “Company”) held its annual meeting of shareholders on June 14, 2013. At the meeting, the shareholders of the Company(i) elected the persons listed below to serve as directors of the Company, (ii) approved an advisory (non-binding) resolution on executive compensation, and (iii) ratified the appointment of Deloitte &Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2013. Set forth below are the voting results for each of these proposals:

Proposal 1 – Election of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard P. Emerson	585,542,818	1,919,747	21,959,716
Richard P. Fox	576,518,088	10,944,477	21,959,716
Nicolas Kauser	585,742,403	1,720,162	21,959,716
Craig O. McCaw	583,000,117	4,462,448	21,959,716
R. Gerard Salemme	583,002,117	4,460,448	21,959,716
Stuart M. Sloan	576,518,138	10,944,427	21,959,716
H. Brian Thompson	575,884,110	11,578,455	21,959,716
Benjamin G. Wolff	585,509,451	1,953,114	21,959,716

Proposal 2 – Approval of an advisory (non-binding) resolution on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
560,551,717	21,978,339	4,932,509	21,959,716

Proposal 3 – Ratification of the selection of the independent registered public accounting firm of Deloitte &Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

Votes For	Votes Against	Votes Abstained
608,911,598	495,420	15,263

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

By:	/s/ Robert S. Jaffe
Robert S. Jaffe
Vice President, General Counsel and Corporate Secretary

Dated: June 18, 2013